CHISHOLM, BIERWOLF & NILSON
                          Certified Public Accountants
A Limited Liability        533 W. 2600 S., Suite 250     Office (801) 292-8756
     Company                 Bountiful, Utah 84010          Fax (801) 292-8809

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                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of IDI Global, Inc., with respect to our report dated February 13, 2004 on the financial statements included in the Annual Report (Form 10-K), for the fiscal years ended December 31, 2003 and 2002.


/s/ Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson
Bountiful, Utah
September 27, 2004